UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2014

OCERA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
James Appointment

On September 17, 2014, the Board of Directors (the “Board”) of Ocera Therapeutics, Inc. (the “Company”) elected Steven P. James as a director, to serve until the annual meeting of stockholders in 2015 and until his successor is duly elected and qualified or until his earlier resignation or removal.  The Board also appointed Mr. James as Lead Independent Director and as the Chairman of the Compensation Committee of the Board. Mr. James will be compensated for his service as a non-employee director under the Company’s Non-Employee Director Compensation Policy, as described below.

Prior to joining the Board, Mr. James served as the President and Founding Chief Executive Officer of Labrys Biologics, Inc., a private venture-backed start-up developing a monoclonal antibody against neuropeptide calcitonin gene related peptide (CGRP) for the prevention of chronic migraine, until the company was acquired by Teva Pharmaceuticals in July 2014. From October 2004 to December 2012, Mr. James served as President and Chief Executive Officer of KAI Pharmaceuticals, Inc. (“KAI”). Prior to joining KAI, he held leadership positions at Exelixis, Inc., Sunesis Pharmaceuticals, Inc., and Isis Pharmaceuticals. Mr. James previously held business development, marketing and general management positions with Landec Corporation, California Biotechnology and Eli Lilly & Company. Mr. James holds a B.A. in Biology from Brown University and a Masters in Management from the Kellogg Graduate School of Management at Northwestern University. Mr. James also currently serves on the board of Armetheon, Inc. and is a member of the board of trustees of Middlebridge School in Rhode Island.

On September 18, 2014, the Company issued a press release regarding the election of Mr. James.  The full text of the press release regarding the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Rousseau Resignation

On September 17, 2014, Franck S. Rousseau, M.D. entered into a Separation Agreement (the “Separation Agreement”) with the Company, pursuant to which Dr. Rousseau resigned from the Board effective September 17, 2014 and will resign as the Company’s Chief Medical and Development Officer effective October 3, 2014 (the “Effective Date”). As previously disclosed on the Company’s Current Report on Form 8-K filed on August 11, 2014, Rajiv Patni, M.D. became the Company’s Chief Development Officer on September 2, 2014 and will oversee the Company’s clinical development program of OCR-002.

Pursuant to the terms of the Separation Agreement, subject to certain conditions including execution of a customary release in favor of the Company, the Company will pay the COBRA premiums for continuing health coverage for Dr. Rousseau through April 30, 2015, and the exercise period for all of Dr. Rousseau’s vested stock option awards under the Company’s Amended and Restated 2011 Stock Option and Incentive Plan will be extended by nine (9) months to a date that is twelve (12) months after the Effective Date. All of Dr. Rousseau’s unvested equity awards will terminate as of the Effective Date.

The Separation Agreement also provides that the Company will retain Dr. Rousseau as a consultant on a part-time, as-requested basis following the Effective Date pursuant to a Consulting Agreement (the “Consulting Agreement”) that Dr. Rousseau and the Company will enter into on the

Effective Date. The Consulting Agreement will provide for an hourly rate of $500, and will have a term ending on April 3, 2016. Either the Company or Dr. Rousseau may terminate the Consulting Agreement at any time upon written notice.

Byrnes Appointment

On September 17, 2014, the Board appointed Michael Byrnes, the Company’s Vice President, Finance, as the Treasurer of the Company. The Board also selected Mr. Byrnes to perform the duties of the Company’s principal accounting officer.

Mr. Byrnes has served as Vice President, Finance of the Company since June 2014. Prior to joining the Company, Mr. Byrnes served as Corporate Controller of Maxygen, Inc. since March 2010. From June 2007 to March 2010, Mr. Byrnes worked for NeurogesX, Inc. in financial roles of increasing responsibility, most recently as Director of Finance. From December 2002 to June 2007, Mr. Byrnes served as Finance and Accounting Manager for Lipid Sciences Inc. Mr. Byrnes’ experience also includes a variety of finance and accounting roles from 1996 to 2002 at ADAC Labs (a Philips Medical Systems company) and Bay View Capital Corporation. Mr. Byrnes received a B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.

The Company previously entered into an employment agreement (the “Employment Agreement”) with Mr. Byrnes on June 17, 2014. Pursuant to the terms of the Employment Agreement, Mr. Byrnes receives an annual base salary of $245,000 and is eligible to receive an annual bonus based upon achievement of predefined performance objectives and corporate goals, with a target amount equal to 30% of his annual base salary.  Mr. Byrnes also received stock options to purchase 55,000 shares of the Company’s common stock at an exercise price equal to the market closing price of the Company’s common stock on the date of grant.  These options will vest over four years with 25% of the options vesting on the one-year anniversary of the commencement of Mr. Byrnes’ employment and the remaining shares vesting in equal monthly installments thereafter. Mr. Byrnes is eligible to participate in the Company’s standard employee benefit plans.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

There are no related party transactions between the Company and Mr. Byrnes, and Mr. Byrnes is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

Adoption of Amended and Restated Non-Employee Director Compensation Policy

On September 17, 2014, the Board adopted an amended and restated Non-Employee Director Compensation Policy (the “Amended Policy”), which sets forth the terms upon which non-employee directors will be compensated for their service on the Board.  Under the terms of the Amended Policy, each non-employee director will receive an annual cash retainer of $30,000 and the Chairman of the Board will receive an additional annual cash retainer of $25,000.  The Lead Independent Director of the Board will receive an additional cash retainer of $20,000. The chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash retainers of $15,000, $10,000 and $8,000, respectively.  Other members of the Audit

Committee, Compensation Committee and Nominating and Corporate Governance Committee will each receive additional annual cash retainers of $7,500, $5,000 and $4,000, respectively.

Under the terms of the Policy, each newly elected non-employee member of the Board will also receive a one-time grant of an option to purchase 20,000 shares of the Company’s common stock promptly following election or appointment to the Board (the “Director Welcome Options”).  The Director Welcome Options will vest over four years with 25% of the Director Welcome Options vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the succeeding three year period, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.  In addition, each non-employee director will be granted options to purchase 10,000 shares of the Company’s common stock per year (the “Annual Grants”). The Annual Grants will vest in equal monthly installments over one year, with the first tranche vesting on the one month anniversary of the date of the grant, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.

In addition, options granted pursuant to the Policy will be exercisable, to the extent vested, for a period of for a period of twelve (12) months from the date the recipient ceases to be a director of the Company or until the expiration date of the applicable option grants, if earlier.

The foregoing description of the Amended Policy is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Amended Policy, which is filed with this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated June 17, 2014 by and between Ocera Therapeutics, Inc. and Michael Byrnes

10.2	Ocera Therapeutics, Inc. Amended and Restated Non-Employee Director Compensation Policy

99.1	Ocera Therapeutics, Inc. Press Release dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2014	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
Name: Linda S. Grais, M.D.
Title: President and Chief Executive Officer